Exhibit 99.1
Wag! Reports First Quarter 2025 Results
SAN FRANCISCO – (BUSINESS WIRE) – May 12, 2025 – Wag! Group Co. (the “Company” or “Wag!”; Nasdaq: PET), which strives to be the number one platform to solve the service, product, and wellness needs of the modern U.S. pet household, today announced financial results for the first quarter ended March 31, 2025.
First Quarter 2025 Highlights:
•Revenues of $15.2 million, compared to $23.2 million in the first quarter of 2024 – comprised of $4.9 million of Services revenue, $9.2 million of Wellness revenue, and $1.1 million of Pet Food & Treats revenue.
•Net loss was $4.9 million, compared to $4.2 million in the first quarter of 2024.
•Adjusted EBITDA loss was $1.2 million, compared to positive Adjusted EBITDA of $0.2 million in the first quarter of 2024.
“We are pleased to begin 2025 with results slightly ahead of our expectations on profitability and in line with expectations on revenue,” said Garrett Smallwood, CEO and Chairman of Wag!. “This quarter’s performance reflects the benefits of our disciplined cost management, operational streamlining and continued focus on higher-return initiatives. We’re also encouraged by the early traction we’re seeing from our newly launched distribution partnerships and the strength of business trends through April and into May. As we continue to evaluate all strategic options in partnership with our Board, we remain focused on delivering long-term value for our shareholders.”
Guidance
For the full year 2025, we continue to expect:
•Revenue in the range of $84 million to $88 million.
•Adjusted EBITDA1 in the range of $2.0 million to $4.0 million.
1 Information reconciling forward-looking Adjusted EBITDA to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort, as discussed in our Non-GAAP Financial Measures and Other Operating Metrics section below.

Wag!’s First Quarter Results Conference Call
Wag! will host a conference call and live webcast today, May 12, 2025, at 8:30am ET to discuss financial results. Investors and analysts interested in participating in the call are invited to dial 1-800-717-1738 (international callers please dial 1-646-307-1865) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.wag.co.
A recorded replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.wag.co for 90 days.
Wag! also provides announcements regarding financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (https://investors.wag.co), and/or social media outlets, as a means of disclosing material information and complying with disclosure obligations under Regulation FD. The list of social media channels that Wag! uses may be updated on the investor relations website from time to time. In addition, you may automatically receive email alerts and other information about Wag! when you enroll your email address by visiting the “Email Alerts” section at (https://investors.wag.co/ir-resources/email-alerts).
About Wag! Group Co.
Wag! Group Co. strives to be the number one platform to solve the service, product, and wellness needs of the modern U.S. pet household. Wag! pioneered on-demand dog walking in 2015 with the Wag! app, which offers access to 5-star dog walking, sitting, and one-on-one training from a community of over 500,000 Pet Caregivers nationwide. In addition, Wag! Group Co. operates Petted, one of the nation’s largest pet insurance comparison marketplaces; Dog Food Advisor, one of the most visited and trusted pet food review platforms; WoofWoofTV, a multi-media company bringing delightful pet content to over 18 million followers across social media; maxbone, a digital platform for modern pet essentials; and Furmacy, software to simplify pet prescriptions. For more information, visit Wag.co.
Non-GAAP Financial Measures and Other Operating Metrics
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for interest expense, net; income taxes; depreciation and amortization; and stock-based compensation, as well as other items to be consistent with definitions typically used by lenders, including transaction costs. Additionally, we exclude the impact of certain non-recurring items which are not indicative of our operating performance as well as other transaction-specific costs that do not represent an ongoing operating expense of the business, including but not limited to, integration and transaction costs associated with acquired businesses, severance costs, loss on extinguishment of debt, and legal settlements. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenues. Adjusted EBITDA and Adjusted EBITDA margin provide a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
Platform Participant is defined as a Pet Parent or Pet Caregiver who transacted on the Wag! platform for a service in the quarter. Services include dog walking, sitting, boarding, drop-ins, training, premium telehealth services, wellness plans, and pet insurance plan comparison.

Information reconciling forward-looking Adjusted EBITDA to the most directly comparable GAAP financial measure is unavailable to the Company without unreasonable effort. The Company is not able to provide a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure because certain items required for such reconciliation are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such a reconciliation would require a forward-looking statement of income, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The Company provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, it cannot accurately predict all the components of the Adjusted EBITDA calculation. The Company provides an Adjusted EBITDA forecast because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities as an indicator of operating performance.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its pet service, product and wellness offerings and achieve scale; ability to attract and retain personnel; market opportunity, anticipated growth, ability to achieve and maintain profitability; intended use of proceeds from the Company’s underwritten public offering, and future financial performance, including management’s financial outlook for the future. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for the future; market adoption of the Company’s pet service, product and wellness offerings and solutions; failure to realize the financial benefits of acquisitions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Contact Us
Media: Media@wagwalking.com
Investor Relations
Wag!: IR@wagwalking.com
Gateway for Wag!: PET@gateway-grp.com

Wag! Group Co.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31, 2025	December 31, 2024
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$6,123	$5,630
Accounts receivable, net	5,532	6,580
Prepaid expenses and other current assets	3,003	2,855
Total current assets	14,658	15,065
Property and equipment, net	2,507	2,172
Operating lease right-of-use assets	655	737
Intangible assets, net	6,220	6,766
Goodwill	4,646	4,646
Other assets	154	52
Total assets	$28,840	$29,438
LIABILITIES AND STOCKHOLDERS’ DEFICIT

Accounts payable	$7,761	$6,169
Accrued expenses and other current liabilities	2,089	2,496
Deferred revenue	2,782	1,432
Operating lease liabilities – current portion	359	406
Notes payable, net of debt discount and warrant allocation of $812 and $1,267 as of March 31, 2025 and December 31, 2024, respectively	18,896	18,960
Total current liabilities	31,887	29,463
Operating lease liabilities – non-current portion	422	464
Total liabilities	32,309	29,927
Commitments and contingencies
Stockholders’ deficit:
Common stock	4	4
Additional paid-in capital	180,719	178,809
Accumulated deficit	(184,192)	(179,302)
Total stockholders’ deficit	(3,469)	(489)
Total liabilities and stockholders’ deficit	$28,840	$29,438

Wag! Group Co.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
	(in thousands, except per share amounts)
Revenues	$15,165	$23,219	$15,165	$23,219
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,441	1,570	1,441	1,570
Platform operations and support	2,521	2,960	2,521	2,960
Sales and marketing	10,377	15,655	10,377	15,655
General and administrative	3,958	4,239	3,958	4,239
Depreciation and amortization	644	578	644	578
Total costs and expenses	18,941	25,002	18,941	25,002
Interest expense	1,182	1,885	1,182	1,885
Interest income	(27)	(152)	(27)	(152)
Loss on extinguishment of debt	—	726	—	726
Loss before income taxes	(4,931)	(4,242)	(4,931)	(4,242)
Income taxes	(41)	(1)	(41)	(1)
Net loss	$(4,890)	$(4,241)	$(4,890)	$(4,241)
Loss per share, basic and diluted	$(0.10)	$(0.11)	$(0.10)	$(0.11)
Weighted-average common shares outstanding used in computing loss per share, basic and diluted	50,487	40,077	50,487	40,077

Wag! Group Co.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
	(in thousands)
Cash flow from operating activities:
Net loss	$(4,890)	$(4,241)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	1,872	1,296
Non-cash interest expense	455	665
Depreciation and amortization	644	578
Reduction in carrying amount of operating lease right-of-use assets	81	75
Loss on extinguishment of debt	—	726
Changes in operating assets and liabilities:
Accounts receivable	1,048	(1,081)
Prepaid expenses and other current assets	(148)	918
Other assets	(102)	5
Accounts payable	1,592	2,456
Accrued expenses and other current liabilities	(407)	(1,062)
Deferred revenue	1,350	(39)
Operating lease liabilities	(88)	(81)
Other non-current liabilities	—	(47)
Net cash provided by operating activities	1,407	168
Cash flows from investing activities:
Purchase of property and equipment	(396)	(305)
Net cash used in investing activities	(396)	(305)
Cash flows from financing activities:
Repayment of debt	(519)	(5,357)
Debt prepayment penalty	—	(100)
Proceeds from exercises of stock options	1	61
Other	—	(187)
Net cash used in financing activities	(518)	(5,583)
Net change in cash and cash equivalents	493	(5,720)
Cash and cash equivalents, beginning of period	5,630	18,323
Cash and cash equivalents, end of period	$6,123	$12,603

Wag! Group Co.
Adjusted EBITDA (Loss) Reconciliation
(unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
	(in thousands, except percentages)
Net loss	$(4,890)	$(4,241)	$(4,890)	$(4,241)
Interest expense, net	1,155	1,733	1,155	1,733
Income taxes	(41)	(1)	(41)	(1)
Depreciation and amortization	644	578	644	578
Stock-based compensation	1,872	1,296	1,872	1,296
Integration and transaction costs associated with acquired business	—	—	—	—
Severance costs	—	77	—	77
Loss on extinguishment of debt	—	726	—	726
Legal settlement	25	—	25	—
Adjusted EBITDA (loss)	$(1,235)	$168	$(1,235)	$168
Revenues	$15,165	$23,219	$15,165	$23,219
Adjusted EBITDA (loss) margin	(8.1)%	0.7%	(8.1)%	0.7%

Wag! Group Co.
Key Operating and Financial Metrics
(unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
	(in thousands, except percentages)
Platform Participants (as of period end)	472	671	472	671
Revenues	$15,165	$23,219	$15,165	$23,219
Net loss	$(4,890)	$(4,241)	$(4,890)	$(4,241)
Net loss margin	(32.2)%	(18.3)%	(32.2)%	(18.3)%
Net cash provided by operating activities	$1,407	$168	$1,407	$168
Adjusted EBITDA (loss)	$(1,235)	$168	$(1,235)	$168
Adjusted EBITDA (loss) margin	(8.1)%	0.7%	(8.1)%	0.7%